UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2026

VALHI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5467	87-0110150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VHI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately following the registrant’s 2026 annual meeting of stockholders on May 21, 2026, a vacancy existed on the registrant’s board of directors due to the death of W. Hayden McIlroy. (See Item 5.07 of this report.) Later that same day, the registrant’s board of directors appointed Randy L. Hill to fill the vacancy, to serve as a director until his successor is elected and qualified or his earlier resignation, removal or death.  The board of directors also appointed Mr. Hill to serve on its audit committee.

Mr. Hill, age 66, has been a partner at Opportune LLP, a business advisory firm focused on consulting, outsourcing and investment banking, since 2021. Prior to that, Mr. Hill spent over 37 years at KPMG LLP, where he served in roles of increasing responsibility during his lengthy tenure as a partner in KPMG’s audit practice, including serving as audit partner-in-charge in the KPMG Dallas office. Since 2024, he has served on the board of directors, the audit committee and the sustainability committee of Darling Ingredients Inc., a publicly traded company that repurposes and recycles materials from the animal agriculture and food industries.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2026 annual meeting of stockholders on May 21, 2026. At the 2026 annual meeting, the registrant’s stockholders voted on the two proposals described in detail in the registrant’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 1, 2026. Stockholders present at the 2026 annual meeting, either in person or by proxy, represented 95.2% of the 28,302,293 shares eligible to vote at the meeting.

Proposal 1: Election of Directors

The registrant’s stockholders elected Thomas E. Barry, Loretta J. Feehan, Terri L. Herrington, Gina A. Norris, Michael S. Simmons and Mary A. Tidlund as directors. Each director nominee received votes “For” his or her election from at least 93.6% of the shares eligible to vote at the annual meeting. After the mailing of the registrant’s proxy statement, director nominee W. Hayden McIlroy passed away on April 19, 2026; as a result, he did not stand for election and no votes were cast at the annual meeting for him as a nominee. The resulting vacancy was filled by the registrant’s board on May 21, 2026, as reported in Item 5.02 of this report.

Proposal 2:	Say-on-Pay, Nonbinding Advisory Vote Approving Executive Compensation

The registrant’s stockholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant’s named executive officers as described in the registrant’s 2026 proxy statement. The resolution received the approval from 93.9% of the shares eligible to vote at the annual meeting.

Item 7.01 Regulation FD Disclosure:

The registrant hereby furnishes the information set forth in its press release issued on May 21, 2026, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference. The information the registrant furnishes in this report under this Item 7.01, and the exhibit in Item 9.01, is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Item No.	Description

99.1	Press release dated May 21, 2026 entitled “Valhi Declares Quarterly Dividend” and issued by the registrant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Valhi, Inc.
(Registrant)

	By:	/s/ Amy A. Samford
Date: May 21, 2026		Amy A. Samford Executive Vice President and Chief Financial Officer